UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 7, 2013

DICE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 16TH FLOOR, NEW YORK, NEW YORK	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 725-6550
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 7, 2013 (the “Closing Date”), Dice Holdings, Inc. (the “Company”) announced the purchase (the “Acquisition”) of all of the issued and outstanding shares of capital stock of onTargetJobs, Inc. (“onTargetJobs”), a leading vertical recruiting service in healthcare and hospitality, in a reverse subsidiary merger transaction on the terms and subject to the conditions set forth in the Merger Agreement (as defined below). Assets acquired in the Acquisition include the online recruiting sites HEALTHeCAREERSTM, Hcareers® and BioSpace®, which provide recruiting services in the healthcare, hospitality and life science industries, respectively.  Prior to the Acquisition, onTargetJobs separated and spun off to its shareholders the previously owned local business known as RegionalHelpWanted.com and certain other assets. A copy of the press release issued by the Company announcing the Acquisition is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the Acquisition, the Company entered into an agreement and plan of merger (the “Merger Agreement”) by and among onTargetJobs, Malta Acquisition, Inc., a wholly owned subsidiary of the Company, and OTJ Representative, LLC, solely in its capacity as the representative for the securityholders of onTargetJobs. Pursuant to the Merger Agreement, the Company acquired all of the issued and outstanding shares of capital stock of onTargetJobs from Warburg Pincus Private Equity VIII, L.P. together with any successors and affiliated funds. The purchase price consists of base consideration of $52.7 million in cash (including working capital adjustments), subject to certain post-closing adjustment payments to be paid within 62 days of the Closing Date, as set forth in the Merger Agreement. On the Closing Date, $3.8 million of the purchase price was deposited into the Escrow Accounts (as defined in the Merger Agreement), with funds to be released to pay indemnification claims including any general, tax, litigation or appraisal indemnification claims, as well as an adjustment escrow amount. The amounts deposited under each of the Escrow Accounts will be released on specified dates and pursuant to the terms described in the Merger Agreement and the Escrow Agreement (as defined in the Merger Agreement).

The Merger Agreement includes certain customary representations, warranties and covenants of the parties. Subject to certain limitations, the parties agreed to indemnify each other for breaches of representations, warranties and agreements and certain other items. The Acquisition was completed as of the Closing Date.

The foregoing description of the Merger Agreement is a summary and is qualified in its entirety by reference to the entire Merger Agreement which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided by Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 7, 2013, in connection with the Acquisition, the Company borrowed $54 million under its credit agreement to finance the Acquisition. The credit agreement was entered into on October 28, 2013 and was previously described in the Company’s Quarterly Report on Form 10-Q, filed on October 29, 2013.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of November 7, 2013, by and among Dice Holdings, Inc., onTargetJobs, Inc., Malta Acquisition, Inc. and OTJ Representative, LLC*

99.1	Press Release, dated as of November 7, 2013

*
Pursuant to Item 601(b)(2) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC.

Date: November 14, 2013	By:	/s/ John J. Roberts
Name: John J. Roberts
Title: Chief Financial Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of November 7, 2013, by and among Dice Holdings, Inc., onTargetJobs, Inc., Malta Acquisition, Inc. and OTJ Representative, LLC*

99.1	Press Release, dated as of November 7, 2013

*
Pursuant to Item 601(b)(2) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.